SUB ITEM 77Q1(a)
Appendix A, dated December 18, 2007, to the Master Amended and Restated By Laws for MFS Series Trust XIV, dated January 1,
2002 as revised June 23, 2004 and August 22, 2007, is contained in Post Effective Amendment No. 26 to the Registration Statement of MFS Series Trust XI (File Nos. 33 68310 and 811 7992), as filed with the Securities and Exchange Commission via EDGAR on January 25,
2008, under Rule 485 under the Securities Act of 1933.
Such document is incorporated herein by reference.